UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 12, 2015

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02    Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On March 12, 2015, our audit committee of the board of directors concluded, after consultation with our management, that errors in our accounting for the acquisition of certain real property portfolios require us to restate previously reported financial results, as described below.

We have determined that we improperly accounted for our portfolio acquisitions of leased single family homes as asset acquisitions instead of business acquisitions. Therefore, real property acquisition costs in the approximate amount of $280,000 for the fiscal year ended December 31, 2013 and approximately $208,000 for the three and nine month periods ended September 30, 2014 were capitalized rather than expensed.

Additionally, it has been determined that approximately $99,000 of our purchase price relating to 2013 acquisitions should have been allocated on our balance sheet to lease origination costs instead of building values. Correspondingly, approximately $60,000 of our purchase price of acquisitions made in the quarter ending September 30, 2014 should have been allocated on our balance sheet to lease origination costs instead of building values.

We will be restating our consolidated statements of operations for the fiscal year ended December 31, 2013 and for the three and nine month periods ended September 30, 2014 and our consolidated balance sheets as of December 31, 2013 and September 30, 2014 for purposes of expensing the previously capitalized costs and for showing the effect of amortizing the appropriate lease origination costs. The restatements will result in:

•         The decrease in our total assets as of December 31, 2013 and September 30, 2014 in the approximate amounts of $300,000 and $528,000, respectively;

•         The increase in our operating expenses and net loss for the fiscal year ended December 31, 2013 and the three and nine month periods ended September 30, 2014 in the approximate amounts of $300,000, and $228,000, respectively; and

•         corresponding changes to other items in our consolidated financial statements as of and for the fiscal year ended December 31, 2013 and the three and nine month periods ended September 30, 2014.

We intend to file amendments to our annual report on Form 10-K for the fiscal year ended December 31, 2013 and our quarterly report on Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission on March 25, 2014 and November 12, 2014, respectively. Accordingly, the financial statements previously issued by us as of and for the fiscal year ended December 31, 2013 and the three and nine month periods ended September 30, 2014 and contained in those reports should no longer be relied upon.

Management has discussed the restatements described above with PKF, Certified Public Accountants, A Professional Corporation, our former independent registered public accounting firm engaged by us during the periods subject to restatement, which concurs with our conclusion that the restatements are appropriate and which is in the process of evaluating management’s proposed adjustments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: March 16, 2015	/s/ Thad L. Meyer
Thad L. Meyer,
Chief Financial Officer